UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 07, 2024

Rivulet Entertainment, Inc. (Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-1342936 (Commission File Number)	98-0511932 (IRS Employer Identification No.)

7659 E. Wood Drive, Scottsdale, AZ 85260
(Address of Principal Executive Offices) (Zip Code)

(480) 704-4183
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K (the “Form 8-K”) of Rivulet Entertainment, Inc. (the “Company”) originally filed by the Company on March 7, 2024 is being filed solely for the purpose of including i) Form 10 information for Rivulet Media, Inc. ii) audited financial statements of Rivulet Media, Inc. (the accounting acquirer/legal acquiree) as of and for the years ended June 30, 2024 and June 30, 2023 and iii) S-X Article 11 pro forma financial information giving effect to the transaction. As the same accountant has reported on the most recent financial statements of both Rivulet Entertainment, Inc. and Rivulet Media, Inc., the reverse merger between the entities did not result in a change in accountants. Further, as both Rivulet Entertainment, Inc. and Rivulet Media, Inc. have a fiscal year end as of June 30, the reverse merger also did not result in a change in fiscal year end for the registrant. Thus, this report does not include disclosures under either Item 4.01 or Item 5.03 of Form 8-K.

Unless the context otherwise requires, (i) references to “we,” “us,” “our,” “the registrant” and the “Company” refer to Rivulet Entertainment, Inc., a Nevada corporation. Further, references to “Rivulet Media, Inc.” or “the acquiree” may refer to either consolidated Rivulet Media, Inc. or to the wholly owned subsidiaries that were included as part of the transaction. For example, many of the Form 10 disclosures included in the filing, such as Directors and Executive Officers and Executive Compensation, reflect information for the Rivulet Media, inc. parent Company. However, as noted in the audited combined financial statements (included in Exhibit 99.1) and throughout this filing, the transaction only included certain wholly owned subsidiaries of Rivulet Media, Inc and therefore did not include either the Rivulet Media, inc. parent company or Rivulet Media, Inc. consolidated. To that extent, the following organizational chart, which shows Rivulet Media, inc. consolidated prior to the transaction, outlines which entities were transferred as part of the transaction and which entities remained as wholly owned subsidiaries of Rivulet Media, inc. (subsequent to the closing of the transaction):

(1) Entities in blue were transferred as part of the transaction

(2) Entities in grey were not transferred as part of the transaction, and, as such, remain wholly owned subsidiaries of Rivulet Media, inc.

(3) Virtually the entire business operations and corresponding financial results of Rivulet Media, Inc. were conducted through the entities that were transferred as part of the transaction.

Item 2.01 Completion of Acquisition or Disposition of Assets

On July 7, 2024 (the “Closing Date”), Rivulet Entertainment, Inc.(“The Company”) completed its acquisition of certain wholly owned subsidiaries of Rivulet Media, Inc. In consideration for the acquisition of the entities, the Company agreed to transfer approximately $10 million and 97 million shares to the current owners of Rivulet Media, Inc. On May 19, 2025 the agreement was amended to reduce the cash portion of the purchase price from $10,000,000 to $6,450,000. Furthermore, the conditions subject to closing and the default provisions were eliminated. As of the date of this filing, the Company has transferred $2,950,000 to the former owners of Rivulet Media, inc. and had an outstanding balance of $3,500,000.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the predecessor registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act), as the Company was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. As a result of the consummation of the merger, the Company has ceased to be a shell company. Accordingly, the Company is providing the information below that would be included in a Form 10 if the Company were to file a Form 10. Please note that, as noted above, references to Rivulet Media, Inc. may refer specifically to the wholly owned subsidiaries of that Company that were transferred as part of the agreement.

Cautionary Statement Regarding Forward Looking Statements

The statements contained in this report that are not historical are “forward-looking statements”, which can be identified by use of terms such as “may”, “could”, “should”, “expect”, “plan”, “project”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “pursue”, “target” or “continue”, the negative of such terms or other comparable terminology, although some forward-looking statements may be expressed differently.

The forward-looking statements contained in this report are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this report are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to various factors listed in this report. All forward-looking statements speak only as of the date of this report. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Business

Company History

Bio-Matrix Scientific Group, Inc. (“Bio-Matrix”) was organized on October 6, 1998, in the State of Delaware, originally under the name Tasco International, Inc, which was subsequently changed to Tasco Holdings International, Inc., and then to Bio-Matrix Scientific Group, Inc. in 2006. On May 26, 2020, Bio-Matrix’s name was further changed to Rivulet Media, Inc.

On July 31, 2019, Bio-Matrix acquired 100% of the share capital of Pine Hills, Inc., a Wyoming corporation, in exchange for the issuance of 4,080,000 common shares of Bio-Matrix, to Heather Cassady, the sole shareholder of Pine Hills, Inc. In conjunction with this transaction, all of the outstanding shares of Series AA and Series AAA

Preferred Stock of Bio-Matrix were cancelled. Pine Hills was in the business of providing data storage and the archiving of corporate documents, and its operations subsequent to that date were nominal.

On March 26, 2020, Debbie Rasmussen and Klusman Family Holdings (together, the “Buyers”) and David Koos and Heather Cassady (together, the “Sellers”) closed a Stock Purchase Agreement (the “SPA”) whereby Buyers purchased from Sellers 4,364,235 shares of the outstanding common stock of Bio-Matrix. This transaction resulted in a change in control of Bio-Matrix, based on the transfer of approximately 55.8% of the outstanding common shares of Bio-Matrix from Sellers to Buyers. The amount of consideration for the purchase of such common shares was $215,000, with the source of the consideration being a loan from an unaffiliated third party.

As a condition of closing of the transaction, each director and officer of Bio-Matrix resigned from his position effective April 6, 2020, and Mike Witherill and Aaron Klusman were appointed as directors of Bio-Matrix to take office effective April 6, 2020. Additionally, effective April 6, 2020, Mr. Klusman was appointed Chairman and Chief Executive Officer of Bio-Matrix and Mr. Witherill was appointed Vice-Chairman and President of Bio-Matrix. At the closing of the transaction, Mike Witherill and Aaron Klusman, directly and indirectly, effectively owned the equivalent of 77,896,200 shares of common stock of Bio-Matrix, representing approximately 89.6% of the outstanding shares of common stock of Bio-Matrix.

On April 13, 2020, Bio-Matrix acquired 100% of the membership interests of Rivulet Films, L.L.C., which became Rivulet Films, Inc. (“Rivulet Films”), which was organized on February 11, 2020 in the State of Arizona, in exchange for the issuance of 79,155,765 shares of common stock of Bio-Matrix distributed on a pro rata basis to the shareholders of Rivulet Films. Rivulet Films is a development stage company involved in the arts and entertainment business.

Organization Chart

As of June 30, 2024, the Company was comprised of the following wholly owned subsidiaries:

(1) Entities in blue were transferred as part of the transaction

(2) Entities in grey were not transferred as part of the transaction, and, as such, remain wholly owned subsidiaries of Rivulet Media, inc.

(3) Virtually the entire business operations and corresponding financial results of Rivulet Media, Inc. were conducted through the entities that were transferred as part of the transaction.

Principal Products

The business of the Company is to produce, distribute and market feature-length films, television series and mini-series, and television movies, from initial creative development through principal photography, postproduction, distribution and ancillary sales.

The business strategy of Rivulet as it relates to films, television series, mini-series, and television movies is to enter into contracts with well-known actors and actresses, acquire scripts able to attract large audiences that have been overlooked by blockbuster producers, focus on cost control measures, obtain favorable tax credits and financing opportunities. Unlike many smaller producers, Rivulet is not targeting “artsy” niche markets but films that appeal to a wide audience. The Company’s business plan as an independent film producer is to fully leverage all of its guaranteed contracts that it negotiates upfront for a film to be produced. This strategy permits the Company to raise less equity capital and obtain short-term bridge loans thereby permitting much larger budgets than historically could be obtained by independent film producers. Management believes this strategy enables the Company to produce films with budgets of up to $50 million although historically the Company has spent less than $5 million on each of its films to date. This strategy also permits the Company to forego the risks associated with a speculative movie venture which may or may not repay its funding sources by pre-selling contracts to distributors such as Netflix who are looking for content to reach its viewers. The Company can also determine whether to sell its domestic or international rights to another production company if unanticipated cash needs develop while in production.

We intend to grow and diversify our portfolio of content to capitalize on demand from emerging and traditional platforms throughout the world. We will attempt to maintain a disciplined approach to acquisition, production, and distribution of product by balancing our financial risks against the probability of commercial success for each project. We pursue the same disciplined approach to investments in, and acquisition of, libraries and other assets complementary to our business. We believe that our strategic focus on content and creation of innovative content distribution strategies will enhance our competitive position in the industry, ensure optimal use of our capital, build diversified foundation for future growth, and generate significant long-term value for our stockholders.

As of June 30, 2024, the Company has already produced certain films, such as “The Mistress” and “Good News”.

Industry Background

As a film, television, and music production company, we participate in a competitive and ever-changing industry. The following provides an overview of the media industry in which we engage, including discussion of the various markets, production and distribution methods, and some of the challenges that we, along with any other similar media enterprise, must navigate. While much of this information is generally applicable to the film, television, and music businesses in which we engage and compete, this information provides a necessary framework for an understanding of the more specific discussions of our business and projects that we undertake.

The Feature Film Industry

The feature film industry encompasses the development, production, and exhibition of feature-length motion pictures and their subsequent distribution in the home video, television, and other ancillary markets. The major studios dominate the industry, some of which have divisions that are promoted as “independent” distributors of motion pictures, including Universal Pictures, Warner Bros., Twentieth Century Fox, Sony Pictures Entertainment, Paramount Pictures, The Walt Disney Company, and Metro-Goldwyn-Mayer Inc. In recent years, however, true “independent” motion picture production and distribution companies have played an important role in the production of motion pictures for the worldwide feature film market.

Independent Feature Film Production and Financing

Generally, independent production companies do not have access to the extensive capital required to make big budget motion pictures, such as the “blockbuster” product produced by the major studios. They also do not have the capital necessary to maintain the substantial overhead that is typical of such studios’ operations. Independent producers target their product at specialized markets and usually produce motion pictures with budgets lower than those of films produced by major studios. Generally, independent producers do not maintain significant infrastructure. They instead hire only creative and other production personnel and retain the other elements required for development, preproduction, principal photography, and post-production activities on a project-by-project basis. Also, independent production companies typically finance their production activities from bank loans, pre-sales, equity offerings, co-productions, and joint ventures rather than out of operating cash flow. They generally complete financing of an independent motion picture prior to commencement of principal photography to minimize risk of loss.

Independent Feature Film Distribution

Motion picture distribution encompasses the exploitation of motion pictures in theatres and in markets, such as the home video, pay-per-view, pay television, free television and ancillary markets, such as hotels, airlines and streaming films on the Internet. Independent producers do not typically have distribution capabilities and rely instead on pre-sales to North American and international distributors. Generally, the local distributor will acquire distribution rights for a motion picture in one or more of the aforementioned distribution channels from an independent producer. The local distributor will agree to advance the producer a non-refundable minimum guarantee. The local distributor will then generally receive a distribution fee of between 20% and 35% of receipts, while the producer will receive a portion of gross receipts in excess of the distribution fees, distribution expenses, and monies retained by exhibitors. The local distributor and theatrical exhibitor generally will enter into an arrangement providing for the exhibitor’s payment to the distributor of a percentage (generally 40% to 50%) of the box-office receipts for the exhibition period, depending upon the success of the motion picture.

The Television Industry

The North American television industry serves the largest broadcast market in the world, with a population of more than 300 million people and more than 120 million homes. Historically, the North American market has been the source of the major portion of the revenues earned by television producers. However, the broadcasting and cable television markets outside North America have grown in recent years through the privatization of broadcasting systems, the proliferation of broadcast licenses, and the introduction of sophisticated delivery technology, such as cable and satellite transmission systems. This growth has led to a higher proportion of revenues from international markets. Generally, a production company will license the right to broadcast a program to a combination of United States, Canadian, and international broadcasters, including free television and cable networks or individual television stations in the first run syndication market. After the initial network, cable licensing, or first run syndication period, the production company will make the program available for further commercial exploitation on cable and/or in syndication.

Production and Distribution Methods

Theatrical Production

Theatrical production consists of “greenlighting” (proceeding with production) and financing motion pictures, as well as the development of screenplays, filming activities, and the post-filming editing/post-production process. We plan to take a disciplined approach to theatrical production with the goal of producing content that can be distributed through various domestic and international platforms. We may attempt to mitigate the financial risk associated with production by negotiating co-financing development and co-production agreements (which provide for joint efforts and cost-sharing between us and one or more third-party companies) and preselling international distribution rights on a selective basis, including through international output agreements (which refers to licensing the rights to distribute a film in one or more media generally for a limited term, in one or more specific territories prior to completion of the film). We also may attempt to minimize production exposure by structuring agreements with talent that provide for them to participate in the financial success of the motion picture in exchange for reducing guaranteed amounts to be paid, regardless of the film’s success (referred to as “up-front payments”). In addition, many states and foreign countries have implemented incentive programs designed to attract film production as a means of economic development. Government incentives typically take the form of sales tax refunds, transferable tax credits, refundable tax credits, low interest loans, direct subsidies, or cash rebates, which are generally calculated based on the amount of money spent in the particular jurisdiction in connection with the production. Each jurisdiction determines the regulations that must be complied with, as well as the conditions that must be satisfied, in order for a production to qualify for the incentive. We intend to use such incentives and/or programs and other structures to further reduce our financial risk in theatrical production.

We may also acquire the rights to films for theatrical release, instead of producing the films ourselves. Our approach to acquiring films for theatrical release will be similar to our approach to film production. We will generally seek to limit our financial exposure in acquiring films while adding films of quality and commercial viability to our release schedule and library.

Theatrical Distribution

In general, the economic life of a motion picture consists of its exploitation in theaters, on packaged media, and on various digital and television platforms in territories around the world. Theatrical distribution refers to the marketing and commercial or retail exploitation of motion pictures. Historically our model has been to distribute motion pictures directly to U.S. movie theaters, however, when the COVID-19 pandemic shut down theaters, we focused on distribution to streaming services such as Netflix, among others. Generally, distributors and exhibitors (theater owners) will enter into agreements whereby the exhibitor retains a portion of the “gross box office receipts,” which are the admissions paid at the box office. The balance is remitted to the distributor. Successful motion pictures may continue to play in theaters for more than three months following their initial release. We may also sell or license rights in all media on a territory-by-territory basis for release in foreign markets. Concurrent with their release in the U.S., motion pictures are generally released in Canada and may also be released in one or more other foreign markets. After the initial theatrical release, distributors seek to maximize revenues by releasing movies in sequential release date windows, which may be exclusive against other non-theatrical distribution channels. In most territories, international theatrical distribution (outside of the U.S. and Canada) generally follows the same cycle as domestic theatrical distribution. Historically, the international distribution cycle would begin a few months after the start of the domestic distribution cycle. However, due, in part, to international box office growth, as well as film piracy in international markets, a much higher percentage of films are being released simultaneously in the U.S. and international markets, or even earlier in certain international markets.

Producing, marketing, and distributing a motion picture can involve significant risks and costs and can cause our financial results to vary depending on the timing of a motion picture’s release. For example, marketing costs are generally incurred before and throughout the theatrical release of a film and, to a lesser extent, other distribution windows, and are expensed as incurred. Therefore, we may incur losses with respect to a particular film prior to and during the film’s theatrical exhibition, and profitability for the film may not be realized until after its theatrical release window. Additionally, there can be no assurance that any of the motion pictures scheduled for release will be completed, that completion will occur in accordance with the anticipated schedule or budget, or that the film will ever be released.

The Company’s business will normally be subject to seasonal variations based on the timing of theatrical motion picture and home entertainment releases. Release dates are determined by several factors, including timing of vacation and holiday periods and competition in the market, but the COVID-19 pandemic changed the historical model and release dates fluctuate more widely than before.

Packaged Media

Packaged media distribution involves the marketing, promotion, and sale and/or lease of DVDs and Blu-ray discs to wholesalers and retailers who then sell or rent the DVDs and Blu-ray discs to consumers for private viewing. For new theatrical titles, home entertainment distribution has traditionally occurred within three to four months of initial theatrical release. However, due in part to new methods of distribution and the rise of new digital platforms and networks, select titles are now being released on video-on-demand (“VOD”) and other digital formats on the same day as the title is theatrically released (a so called “day & date” release strategy). These titles typically release on a modest number of screens for the purpose of positioning VOD and other ancillary platforms. We may also experiment with various other windowing strategies, where, for instance, a title may be released theatrically on several hundred screens, followed by an electronic-sell-through, and premium priced interactive VOD window, followed by release on packaged media, regular priced cable VOD, and later, subscription video-on-demand (“SVOD”). These release strategies are not applicable to every film, and may change based on release patterns, new technologies and product flow.

We intend to distribute or sell content directly to retailers such as Wal-Mart, Best Buy, Target, Costco, and others who buy large volumes of our DVDs and Blu-ray discs to sell directly to consumers. We also intend to directly distribute content to the rental market through Netflix, Amazon, Redbox, and similar providers.

Digital Media

Digital media distribution involves delivering content (including certain titles not available on packaged media) by electronic means directly to consumers through in-home devices (such as set-top boxes from cable, satellite and telco companies, connected or “smart” devices, game consoles, and HDMI dongles) and mobile devices (such as smart phones, tablets, and personal computers). The key distribution methods today, of which we intend to be an active participant, include transactional distribution (such as pay-per-view, electronic-sell-through, transaction video-on-demand, non-transactional distribution (such as SVOD), advertiser-supported VOD, and free VOD) and distribution through various linear pay, basic cable and free television platforms.

Television Production

We intend to enter the television business through the development, production, syndication and distribution of television programming. We intend to generate revenue from the licensing and distribution of such programming to broadcast television networks, pay and basic cable networks, digital platforms and syndicators of first-run programming, which license programs on a station-by-station basis, and pay in cash or via barter (i.e., trade of programming for airtime).

Each of these platforms may acquire a mix of original and library programming. After initial exhibition, we intend to distribute programming to subsequent buyers, both domestically and internationally, including basic cable network, premium subscription services, or digital platforms (known as “off-network syndicated programming”).

Off-network syndicated programming can be sold in successive cycles of sales which may occur on an exclusive or non-exclusive basis. In addition, television programming is sold on home video (packaged media and via digital delivery) and across all other applicable ancillary revenue streams including music publishing, touring and integration. As with film production, we intend to use tax credits, subsidies, and other incentive programs for television production in order to maximize our returns and ensure fiscally responsible production models.

Competitive Business Conditions and Competitive Position in the Industry

Television and motion picture production and distribution are highly competitive businesses. We face competition from companies within the entertainment business and from alternative forms of leisure entertainment, such as travel, sporting events, outdoor recreation and other cultural activities. We compete with the major studios, numerous independent motion picture and television production companies, television networks, and pay television systems for the acquisition of literary and film properties, the services of performing artists, directors, producers, and other creative and technical personnel and production financing. In addition, our motion pictures compete for audience acceptance and exhibition outlets with motion pictures produced and distributed by other companies. As a result, the success of any of our motion pictures is dependent not only on the quality and acceptance of a particular picture, but also on the quality and acceptance of other competing motion pictures released into the marketplace at or near the same time.

Given such competition, we will attempt to operate with a different business model than many others. We will emphasize a lower cost structure, risk mitigation, reliance on financial partnerships and innovative financial strategies. Our cost structures will be designed to utilize our flexibility and agility as well as the entrepreneurial spirit of our employees, partners, and affiliates, in order to provide creative entertainment content to serve diverse audiences worldwide.

The success of our businesses depends on our ability to license and produce content for our programming networks that is adequate in quantity and quality and will generate satisfactory viewer ratings. In each of these cases, some of our competitors are large publicly held companies that have greater financial resources than we do. In addition, we compete with these entities for advertising revenue. It is difficult to predict the future effect of technology on many of the factors affecting our competitive position.

Intellectual Property

We intend to create, own, and distribute intellectual property worldwide. Our practice will entail protecting our motion pictures, programs, content, brands, characters, games, publications, and other original and acquired works, and ancillary goods and services. We are fundamentally a content company, and the protection of our brands and entertainment content, and the laws affecting our intellectual property, are of paramount importance to us. We may license our film, television, and music intellectual property for various other ancillary products, such as video games, theatrical stage productions, and clothing.

We do not currently have any intellectual property registered with any government or other public legal authority. We believe that ownership of such copyrights, domain names, and similar intellectual property is an important factor in our business and that our success does depend, in part, on such ownership.

In the United States, under current law, the copyright term for authored works is the life of the author plus 70 years. For works-made-for-hire, the copyright term is the shorter of 95 years from first publication or 120 years from creation.

We intend to achieve worldwide distribution of our film projects, including distribution in Europe, South America, and Asia, by entering into licensing and distribution arrangements with reputable movie distributors. Piracy, including in the digital environment, is extensive in many parts of the world, including South America, Asia, and certain Eastern European countries, and is made easier by technological advances and the conversion of content into digital formats. This trend facilitates the creation, transmission, and sharing of high quality unauthorized copies of content on packaged media and through digital formats. The proliferation of unauthorized copies of these products will likely have an adverse effect on our business, because these products reduce the revenue we receive from our products. To protect our intellectual property assets, we will rely on a combination of copyright, unfair competition, and other laws and contract provisions. However, there can be no assurance of the degree to which these measures will be successful in any given case.

Third parties may challenge the validity or scope of the Company’s intellectual property from time to time, and such challenges could result in the limitation or loss of intellectual property rights. Irrespective of their validity, such claims may result in substantial costs and diversion of resources that could have an adverse effect on the Company’s operations. Moreover, effective intellectual property protection may be either unavailable or limited in certain foreign territories. Therefore, the Company will engage in efforts to strengthen and update intellectual property protection around the world, including efforts to ensure the effective enforcement of intellectual property laws and remedies for infringement. We cannot provide assurance that we will prevail in any intellectual property disputes.

Effect of Existing or Probable Governmental Regulations

Our business is subject to and affected by laws and regulations of U.S. federal, state, and local governmental authorities. These laws and regulations are constantly subject to change. The Company does not, however, engage in any activities that cause it to be subject it to any specific laws or regulations other than those that are generally applicable to all businesses.

Internet and Other Media Operator Regulations

The adoption or modification of laws or regulations relating to the internet or other areas of our business could limit or otherwise adversely affect the manner in which we currently conduct our business. For example, recent changes to European law may cause some individual member states to attempt to impose levies and other financial obligations on media operators located outside their jurisdiction. We anticipate that several jurisdictions may, over time, attempt to impose additional financial and regulatory obligations on us. In addition, the continued growth and development of the market for online commerce may lead to more stringent consumer protection laws, which may impose additional burdens on us. If we are required to comply with new regulations or legislation or new interpretations of existing regulations or legislation, this compliance could cause us to incur additional expenses or alter our business model.

Changes in laws or regulations that adversely affect the growth, popularity or use of the internet, including laws impacting net neutrality, could decrease the demand for our service and increase our cost of doing business. Given uncertainty around these rules, including changing interpretations, amendments or repeal, coupled with potentially significant political and economic power of local network operators, we could experience discriminatory or anti-competitive practices that could impede our growth, cause us to incur additional expense or otherwise negatively affect our business.

Employees

As of June 30, 2024, the Company had seven employees, all of whom are full-time. We hire additional employees on a picture-by-picture basis in connection with the production of our motion pictures and television programming. We believe that our employee and labor relations are good. None of our full-time employees are members of unions.

Risk Factors

As Rivulet Media, Inc. would be considered a smaller reporting company based on the “revenue” test, it has not provided risk factor information.

Financial Information

Management’s Discussion and Analysis of Financial Condition and Results of Operation.

The following discussion and analysis should be read in conjunction with the financial statements and related notes included elsewhere in this Form 8-K/A. To that extent, the information discussed below solely reflects the results of the combined entities that were transferred as part of the agreement with Rivulet Entertainment, Inc. This document contains certain forward-looking statements that involve risks and uncertainties, such as statements of the Company's plans, objectives, expectations and intentions. When used in this document, the words "expects", "anticipates", "intends" and "plans" and similar expressions are intended to identify certain of these forward-looking statements. The cautionary statements made in this document should be read as being applicable to all related forward-looking statements wherever they appear in this document. Our actual results could differ materially from those discussed in this document.

Liquidity and Capital Resources

At June 30, 2024, the Company had current assets of $148,765 and current liabilities of $5,962,167 as compared to current assets of $154,347 and current liabilities of $99,151 as of June 30, 2023.

Because of our history of losses, net capital deficit and lack of assurance of additional financing, the audit report on our financial statements contains a "going concern" opinion regarding doubt about our ability to continue as a going concern.

We have notes payable outstanding, which were used to fund our film production, totaling $16,988,316 as of June 30, 2024 which mature at various dates through fiscal year 2026. However, pursuant to the merger agreement, related party debt of $7,888,316 was forgiven (by the former parent Company) as of the closing date of the merger agreement.

We will require additional financing in order to carry out our business plan. We plan to raise funds through additional borrowings, until such time as our revenues are sufficient to meet our cost structure, and ultimately achieve profitable operations. There is no assurance we will be successful in raising additional capital or achieving profitable operations.

Cash Flows

The following tables summarize the results of our cash flows for the below respective periods:

	For the Year Ended June 30,
	2024	2023
Net (loss) income	$(181,489)	1,133,864
Net cash flows provided by (used in) operating activities	137,873	954,732
Net cash flows provided by (used in) investing activities:	(9,594,246)	(2,257,500)
Net cash flows provided by (used in) financing activities:	9,555,411	1,305,403
Net change in cash	99,038	2,635
Cash, beginning of period	2,683	48
Cash, end of period	$101,721	2,683

Operating Activities

Net cash provided by operating activities was $137,873 for the year ended June 30, 2024. Cash provided by operating activities resulted from a net loss for the year ended June 30, 2024 of ($181,489), bad debt expense of ($120,000) and changes in operating assets and liabilities of $199,362.

Net cash provided by operating activities was $954,732 for the year ended June 30, 2023. Cash provided by operating activities resulted from net income for the year ended June 30, 2023 of $1,133,864 and changes in operating assets and liabilities of ($179,132).

Investing Activities

Net cash used in investing activities was ($9,594,246) for the year ended June 30, 2024 and was driven solely by investments in film production.

Net cash used in investing activities was ($2,257,500) for the year ended June 30, 2023 and was driven by investments in film production of ($257,500) and a ($2,000,000) investment in a tequila company.

Financing Activities

Net cash from financing activities was $9,555,411 for the year ended June 30, 2024 and primarily consisted of proceeds from notes payable of $6,185,000 and proceeds from notes payable from related parties of $3,370,411.

Net cash from financing activities was $1,305,403 for the fiscal year ended June 30, 2023 and primarily consisted of proceeds from notes payable of $2,381,903, partially offset by payments on notes payable of ($1,026,500) and payments on notes payable from related parties of ($50,000).

Results of Operations

Our financial results for the years ended June 30, 2024 and 2023 are summarized as follows:

	For the Year Ended June 30,
	2024	2023
Revenues	$60,000	$1,813,514
Production cost amortization	-	427,965
Gross margin	$60,000	$1,385,549
		.
Operating Expense
General and administrative	$241,489	$174,630
Total operating expenses	$241,489	$174,630

Net (loss) income before income taxes	$(181,489)	$1,210,919

Revenues

The Company recognized revenues of $60,000 and $1,813,514 for the fiscal years ended June 30, 2024 and 2023, respectively.  The fiscal year ended June 30, 2024 revenue of $60,000 consisted of movie film license fees on a single picture film.  The fiscal year ended June 30, 2023 revenue of $1,813,514 consisted of film license fees for three separate picture films in the amounts of $1,600,000, $123,514 and $90,000.

Production Cost Amortization

Production cost amortization totaled $0 and $427,965 for the fiscal years ended June 30, 2024 and 2023 and are comprised solely of the amortization of capitalized film costs. Production cost amortization of $427,965 for the fiscal year ended June 30, 2023 was comprised of the amortization related to three separate picture films in the amounts of $338,608, $55,544 and $33,813.

General and Administrative

General and administrative expense for the fiscal years ended June 30, 2024 and 2023 totaled $241,489 and $174,630, respectively.  General and administrative costs for the fiscal year ended June 30, 2024 of $241,489 primarily consisted of recording an allowance for current expected credit losses of $120,000, participation costs of $100,000 and bank fees of $16,214. General and administrative costs for the fiscal year ended June 30, 2023 of $174,630 primarily consisted of legal and professional services of $80,190, advertising costs of $36,787 and sales agent fees of $24,948.

Critical Accounting Estimates

The Company has identified the following critical accounting estimates in accordance with Item 303(b)(3) of Regulation S-K:

Amortization of Production Costs

As the Company’s films are monetized on their own, the Company amortizes production costs using the individual-film-forecast-computation method. Pursuant to that method, unamortized production costs as of the beginning of the current fiscal year are multiplied by the individual-film-forecast-computation method fraction. To that extent, the Company will begin amortization of capitalized production costs when a film is released, and it begins to recognize revenue from that film. Further, the Company will review and revise its estimate of ultimate revenue as of each reporting date to reflect the most currently available information. Changes to the estimate of ultimate revenue, if any, are accounted for prospectively.

Impairment of Capitalized Production Costs

The Company will test its unamortized production costs whenever events or changes in circumstances indicate that the fair value of a film may be less than its unamortized costs. If the Company determines that the fair value of a film is less than its unamortized production costs, then the unamortized capitalized costs for the film will be written down by the amount exceeding the film’s fair value. The unit of account for impairment testing is the individual film being produced and the fair value is determined using a discounted cash flow technique. The Company did not recognize any impairments for the years ended June 30, 2024 and June 30, 2023.

Recognition of Revenue from Contracts with Customers

The Company recognizes revenue from its contracts with customers in accordance with the core principle outlined in ASC 606, Revenue from Contracts with Customers. Specifically, “to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which we expect to be entitled in exchange for those goods or services”.  To that extent, the Company recognizes revenue in accordance with the ASC Topic by applying the following five steps:

•Step 1-Identify the contract(s) with a customer

•Step 2-Identify the performance obligations in the contract

•Step 3-Determing the transaction price

•Step 4-Allocate the transaction price to the performance obligations in the contract

•Step 5-Recognize revenue when (or as) the Company satisfies a performance obligation

The Company’s contracts with its customers currently contain a single performance obligation comprised of a license to motion picture rights. In accordance with ASC 606, the Company ( i.e. the “licensor”) has concluded that the license transfer should i) be considered functional intellectual property and ii) that customers (the “licensees” or “distributors”) are therefore granted a right to access of the Company’s intellectual property throughout the license period. As such, revenue is recognized at a point in time upon the Company’s delivery of the license to the licensee. The Company does not currently provide any form of extended payment terms to its customers and, as such, a fixed payment is typically received from the customer within 90 days after the license is transferred.

In determining the transaction price, the Company’s contracts with its customers do not include a significant financing component, non-cash consideration or consideration payable to the customer. However, the Company’s contracts typically will include sales-based or usage-based royalties that are triggered by the attainment of certain levels of box office receipts or video on demand (“VOD”) purchases. To that extent, in accordance with ASC 606-10-55, the Company will recognize the sales-based or usage-based royalties only when the later of the following events occur-a) the subsequent sale or usage occurs or b) the performance obligation to which the sales-based or usage-based royalty has been satisfied. No sales-based or usage-based royalties were recognized during the years ended June 30, 2024 and 2023.

As it pertains to incremental costs of obtaining a contract, the Company does not incur any type of sales commissions.

Investments in Equity Securities

The Company accounts for its investments in equity securities without a readily determinable fair value at cost minus impairment in accordance with ASC 321, Investments-Equity Securities. Further, the Company will continue to recognize its investments without a readily determinable fair value at cost minus impairment until the investment does not qualify to be measured as such. To that extent, the Company will re-assess at the end of each reporting period whether the investment still qualifies to be recognized at cost minus impairment.

In addition to assessing whether the investments still qualify to be recognized at cost minus impairment, the Company will also make a qualitative assessment at the end of each reporting period considering impairment indicators to evaluate whether the investment is impaired. If the qualitative assessment indicates that the investment is impaired and the fair value of the investment is less than its carrying value, then the investment will be written down to fair value.

Quantitative and qualitative disclosures about market risk

As a smaller reporting company, we are not required to provide the information in Item 305 of Regulation S-K.

Properties

The Company does not currently maintain a “principal physical property” to conduct its day-to-day business operations.

Securities Ownership of Certain Beneficial Owners and Management

Security ownership of certain beneficial owners

Title of class	Name and address of benefical owner	Amount and nature of benefical ownership	Percent of Class
Common Stock	Aaron Klusman c/o Rivulet Media, Inc. 1206 E. Warner Road #101-I Gilbert, Arizona 85296	31,265,983	21.70%
Common Stock	Debbie Rasmussen c/o Rivulet Media, Inc. 1206 E. Warner Road #101-I Gilbert, Arizona 85296	29,921,982	20.77%
Common Stock	Lawrence Silver 225 W Hubbard St., Ste 600 Chicago, IL 60654	19,114,200	13.26%
Common Stock	Daniel Crosser 225 12th street Manhattan Beach, CA 90266	16,464,235	11.42%

(1) Based on 144,045,171 shares outstanding as of June 30, 2024

(2) The table above represents beneficial ownership of Rivulet Media, Inc, an entity that was not included in the transaction. The entities included in the transaction did not have any shares outstanding and therefore did not have any direct beneficial ownership on a combined basis.

Security ownership of management

Title of class	Name of benefical owner	Amount and nature of benefical ownership	Percent of Class
Common Stock	Aaron Klusman	31,265,983	21.70%
Common Stock	Michael Witherill	-	*
Common Stock	John P. Morgan	-	*
Common Stock	Directors and Exectuive Officers as a group	31,265,983	21.70%

(1) Based on 144,045,171 shares outstanding as of June 30, 2024

(2) The table above represents beneficial ownership of Rivulet Media, Inc, an entity that was not included in the transaction. The entities included in the transaction did not have any shares outstanding and therefore did not have any direct ownership on a combined basis.

Change in control

Not applicable

Directors and Executive Officers

Name	Age	Positions(s)
Aaron Klusman	43	CEO and Director
Michael Witherill	62	President, CFO and Director
John P. Morgan	78	Director
Rob Paris	50	President of Rivulet Films (1)

(1) Rivulet Films is a wholly owned subsidiary of Rivulet Media, Inc.

(2) Directors are elected for one-year terms at the annual stockholders meeting. There is no arrangement or understanding between any of the directors or officers of the Company and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management stockholders will exercise their voting rights to continue to elect the current directors to the Company’s board. There are also no arrangements, agreements or understandings between non-management stockholders that may directly or indirectly participate in or influence the management of the Company’s affairs.

Aaron Klusman – Chairman and CEO

Aaron Klusman is Chairman and CEO of the Company. Mr. Klusman is a serial entrepreneur and private investor who specializes in real estate development. Mr. Klusman co-founded Camelback Realty Group, LLC in 2005 as a real estate holding company and member or partner in other real estate LLCs and partnerships. He is Co-Founder/Managing Partner in the private investment firm Camelback Partners and is a Co-Founder/Managing Partner of Camelback Realty Group, which invests principally in real estate land and development. Mr. Klusman is Founder/Owner of Neighborhood Concepts, under which he has founded such companies as Zoyo Neighborhood Yogurt, Modern Grove Neighborhood Eatery & Market and Neighborhood Initiatives Beverage Co, in 2016. He is a partner in First Cup, a regional franchisee of Dunkin Donuts, where he assists with business development throughout Arizona, Nevada, California and Colorado. Mr. Klusman also founded Klusman Family Holdings, LLC in 2009, a holding company for other real estate entities. Mr. Klusman serves on the boards of Grand Canyon University’s Colangelo College of Business, Hustle PHOENIX, Fellowship of Christian Athletes, and is the Chairman and founder of Camelback Society. Mr. Klusman graduated from Arizona State University in 2003. Mr. Klusman also serves as an officer and director of Chee Corp, a publicly held commercial and real estate company.

Michael J. Witherill –President, CFO and Director

Mike Witherill has produced numerous movies in the last seven years, including Drinking Buddies (staring Ana Kendrick, Olivia Wilde and Jake Johnson), Frontera (staring Ed Harris, Eva Longoria, Amy Madigan and Michael Pena), Cardboard Boxer (staring Thomas Hayden Church, Terrence Howard and Boyd Holbrook), and John Wick (starring Keanu Reeves). Mr. Witherill is also the producer of the music movie Stuck (staring Ashanti Douglas, Giancarlo Esposito, Amy Madigan, Arden Cho, Omar Chaparro and Gerard Canonico), which has won multiple film festival awards. Mr. Witherill founded Rise Entertainment, a motion picture production company, in 2012, for which he was the manager and CEO until he sold his interest in 2013. He was the manager of Frontera Productions, LLC, an entity wholly owned by Rise Entertainment and the entity in which the movie Frontera was produced. Mr. Witherill was manager of H & W Movie Partners, LLC since 2009, an entity involved with the production of the movie A Little Bit of Heaven. Mr. Witherill co-founded MJW Films, LLC in 2013. He was a co-manager of MJW Films, LLC until July 2014. MJW Films, LLC declared bankruptcy in 2018. MJW Films, LLC created the special purpose movie production entities Stuck Productions, LLC and its related entity Stuck Movie, Inc., J Wick Productions, LLC, Planet Productions, LLC, and Cardboard Productions, LLC. Mr. Witherill was the CEO of each of these entities. Mr. Witherill co-founded MJW Media, LLC in 2013, and served as its CEO until its merger with MJW Media, Inc. in 2016. MJW Media, LLC was a producer loan out and movie production/development company. Mr. Witherill co-founded MJW Music, LLC in 2013, and was its CEO until its merger with MJW Music, Inc. in 2016. MJW Music, LLC was a film, music and talent music production company. Mr. Witherill received a football scholarship to Arizona State University where he played and graduated in 1985 with a BA in Business. Mr. Witherill was the Co-Founder of the largest Dunkin Donuts franchisee in the western United States with over 50 current locations which he operated from 2007 to 2012. Mr. Witherill also served as an officer and director of Chee Corp., a publicly held acquisition company.

John Morgan – Director

John Morgan is managing partner at Falding Capital Group, and Executive Vice President and Secretary of Technical Air Products. Mr. Morgan has over fifty years of business development and management experience. He worked in the publishing and printing business for thirty-one years. He has owned many publishing businesses that include Graph-Ads, Inc. in Alma, MI; Advance Newspapers in Grand Rapids, MI; Flashes Publishers, Allegan, MI serving all of Southwest Michigan; TDI Talking Phone Books in Grand Rapids, MI serving Michigan, Indiana, Ohio, and Florida; and others. In 1999, Mr. Morgan sold his publishing business with his partner, Hank Meijer, to McCloud USA which at the time was the fourth largest telecom company in the US. In late 2000, Mr. Morgan acquired Eagle Tugs, an aviation and industrial material handling manufacturer in Detroit, MI. Eagle Tugs was sold to Tronair in December 2015, which was owned by private equity firm Golden Gate Capital. In early 2000, Mr. Morgan, through Falding Capital, purchased Cannon Truck Equipment, which is a complex truck equipment up-fitter in Macomb County, MI. In 2018, Mr. Morgan sold Cannon Truck Equipment to Versalift, which was owned by private equity firm Sterling Capital. Mr. Morgan also served on the Board of Directors of the Bank of Alma from 1975-1997. Prior to 2006, Mr. Morgan was also President of American Cargo, a dry freight and cutaway cube van manufacturer. Mr. Morgan graduated from Michigan State University with a BA in Communications in 1968.

Rob Paris – President of Rivulet Films (significant employee)

Rob Paris serves as President of Rivulet Films, a significant subsidiary of the Company. Mr. Paris started his career as a literary agent at Creative Artists Agency where he packaged and arranged finance for dozens of iconic projects including Scream, I Know What You Did Last Summer, Dawson’s Creek, Donnie Darko, One Hour Photo and The Day After Tomorrow, which grossed over $500 million worldwide. After a decade in the representation business, Mr. Paris formed Mission Entertainment, a development and production fund backed by Comcast/Spectacor CEO Ed Snider. As head of development he acquired and packaged Whip It! as a directorial debut for Drew Barrymore. Fox Searchlight released the film, which starred Barrymore, Ellen Page, Kristin Wiig, Jimmy Fallon and Juliette Lewis. Paris later launched his company Paris Film, Inc. and acquired the spec screenplay The Maiden Heist, which attracted an ensemble cast of Oscar® winners and nominees, including Morgan Freeman, Christopher Walken, William H. Macy, and Marcia Gay Harden. The film was financed by Yari Film Group and acquired by Sony Pictures Worldwide. Shortly after, Paris Film, Inc. launched production on Black List comedy Dirty Girl with Juno Temple, Milla Jovovich, William H. Macy, Mary Steenburgen, Dwight Yoakam, and Tim McGraw.

Mr. Paris later formed Crime Scene Pictures, a finance and production company backed by private equity from Singapore and Indonesia. Within weeks of its launch, Mr. Paris assembled the financing and produced a remake of Gambit, written by Academy Award winners Joel and Ethan Coen and starring Academy Award winner Colin Firth, Cameron Diaz Alan Rickman, and Stanley Tucci. CBS Films preemptively acquired US distribution rights at the European Film Market in Berlin. That same year, Mr. Paris acquired and packaged Everly, an action tour de force starring Academy Award nominee Salma Hayek. Paris recently returned to the world of horror, producing back to back films with writer/director Osgood Perkins. The Blackcoat’s Daughter, starring Emma Roberts, Kiernan Shipka, and Lucy Boynton sold to A24 amidst competitive bidding at the Toronto International Film Festival, and I Am the Pretty Thing That Lives in the House, starring Golden Globe winner Ruth Wilson. Mr. Paris produced The Last Laugh, distributed by Netflix and starring Chevy Chase, Academy Award winner Richard Dreyfuss and Andie MacDowell. Mr. Paris graduated from the University of California at Santa Barbara with a Bachelors of Arts degree in Film Studies in 1992.

Involvement in Certain Legal Proceedings

Not Applicable

Executive Compensation

Summary Compensation Table

The particulars of compensation were paid to the following persons:

(a) all individuals serving as the Company’s principal executive officers during the year ended June 30, 2024;

(b) each of the Company’s two most highly compensated executive officers who were serving as executive officers at the end of the year ended June 30, 2024; and

(c) up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as the Company’s executive officer at June 30, 2024, who the Company will collectively refer to as the named executive officers, for all services rendered in all capacities to the Company and its subsidiaries for the years ended June 30, 2024 and 2023 are set out in the following summary compensation table:

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All Other Compensation ($)	Total ($)
Aaron Klusman, CEO and Director	2024 2023	$360,000 $360,000	-	-	-	-	-	-	$360,000 $360,000
Michael Witherill, President, CFO and Director	2024 2023	$360,000 $360,000	-	-	-	-	-	-	$360,000 $360,000
Rob Paris, President of Rivulet Films	2024 2023	$180,000 $180,000		-		-	-	-	$180,000 $180,000

(1) The individuals listed in the summary compensation table were only granted a base salary during each of the two years ended June 30, 2024

Outstanding Equity Awards

As of June 30, 2024, Rob Paris had 9 million shares underlying unexercised options that were exercisable at $0.10 per share. There were no additional i) unexercised options ii) stock that had not vested or iii) equity incentive plan awards for any of our other named executive officers that were outstanding as of June 30, 2024.

Compensation of Directors

There was no compensation provided to our non-employee directors during the two-years ended June 30, 2024.

Compensation Committee Interlocks and Insider Participation

The Company is not required to provide information regarding compensation committee and interlocks and insider participation pursuant to the exemption for SRCs included in Item 407(g)(1)(ii) of Regulation S-K.

Certain Relationships and Related Transactions, and Director Independence

Transactions with related persons

The Company did not enter into any material transactions with related persons during the two years ended June 30, 2024 (as that term has been defined by Item 404 of Regulation S-K).

Director Independence

The Company’s board currently consists of three members, of which only John P. Morgan is independent. Although Rivulet Media is not currently seeking to list the Company’s securities on a national securities exchange in the U.S., the Board has undertaken a review of the independence of each of its directors based on the definition of independence under the rules of the NASDAQ (5600 Series). Based on information provided by each director concerning his or her background, employment, and affiliations, the Board has determined that majority of the board is not independent.

The Company has neither an audit committee or compensation committee.

Legal Proceedings

The Company is not currently involved in any legal proceedings.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

There is no established public trading market for our common shares. To that extent, a range of high and low bid information for each full quarterly period within the two most recent fiscal years is not available.

Holders

As of June 30, 2024, there were approximately 530 holders of record of the Company’s stock. The number of common stockholders was determined from the records of our stock transfer agent and does not reflect persons or entities that hold their shares in nominee or “street” name through various brokerage firms.

Dividends

The Company has no history of paying dividends

Securities authorized for issuance under equity compensation plans

On May 26, 2020, the Company’s Board of Directors approved the Company’s 2020 Equity Incentive Plan (“2020 Incentive Plan”). The 2020 Incentive Plan allows the Board of Directors to grant up to 16,000,000 shares of common stock to directors, officers, employees and consultants in a combination of equity incentive forms including incentive stock options (ISO), non-qualified stock options (NQSO), stock appreciation right (SAR) or restricted shares (RSU) of common stock, provided that, no more than 10,000,000 shares of common stock may be granted as ISOs.

Options granted under the 2020 Incentive Plan have a 10-year maximum term, an exercise price equal to at least the fair market value of the Company’s common stock on the date of the grant, and with varying vesting periods as determined by the Board.

Name	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) )
Equity compensation plans approved by security holders	-	-	-
Equity compensation plans not approved by security holders	9,000,000	$ 0.10	7,000,000

Performance graph

As a smaller reporting company, the Company is not required to provide this information

Recent Sales of Unregistered Securities

In the prior three years, Rivulet Media has issued and sold the securities described below without registering the securities under the 1933 Act. The Company believes that each of the following issuances was exempt from registration under the 1933 Act in reliance on Regulation D under the 1933 Act, Rule 701 under the 1933 Act or pursuant to Section 4(a)(2) of the 1933 Act regarding transactions not involving a public offering. All of the proceeds from the sales were used for continuing business operations.

•On March 03, 2023, the Company sold common shares for gross aggregate proceeds of $750,000

•From April 04, 2023 through April 27, 2023, the Company sold common shares for gross aggregate proceeds of $2,490,000

•On May 25, 2023, the Company sold common shares for gross aggregate proceeds of $1,334,300

Description of Registrant’s Securities to be Registered

Not Applicable

Indemnification of Officers

There is no statute, charter provisions, by-laws, contract or other arrangements under which any controlling persons, directors or officers is insured or indemnified in any manner against liability which he may incur in his capacity as such.

Financial Statements and Supplementary Data

Please refer to exhibits 99.1 and 99.2 for i) the audited combined financial statements of the Rivulet Media, Inc. subsidiaries that were transferred as part of the merger agreement with Rivulet Entertainment, inc. and ii) proforma financial statements prepared in accordance with Article 11 of Regulation S-X.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

Refer to the Company’s Item 4.01 Form 8-K that was filed with the Securities and Exchange Commission on July 12, 2023 for information required by Item 304 of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statement of businesses acquired

The audited combined financial statements of the wholly owned subsidiaries of Rivulet Media, Inc. that were transferred as part of the transaction (“Rivulet Media, Inc”) as of and for the years ended June 30, 2024 and June 30, 2023 are included as exhibit 99.1 to the filing.

(b) Pro Forma Financial Information

The unaudited pro forma financial information of the Company and Rivulet Media, Inc. as of and for the year ended June 30, 2024 is included as exhibit 99.2 to the filing.

(c) List of Exhibits.

The following exhibits are filed with this Current Report on Form 8-K/A

Exhibit Number	Description

99.1	Audited financial statements of Rivulet Media as of and for the years ended June 30, 2024 and 2023.

99.2	Pro Forma Financial Information of the Company and Rivulet Media as of and for the year ended June 30, 2024

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rivulet Entertainment, Inc.

Dated: June 26, 2025	/s/ Walter Geldenhuys
Walter Geldenhuys
President and Chief Executive Officer